UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
May 13, 2014

BEL FUSE INC.
(Exact Name of Registrant as Specified in its Charter)

New Jersey	0-11676	22-1463699
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

206 Van Vorst Street, Jersey City, New Jersey	07302
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (201) 432-0463

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[      ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                  [      ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[      ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                  [      ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.                    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 13, 2014, Bel Fuse Inc. (the “Company”) held its Annual Meeting of Shareholders, for which the Board of Directors solicited proxies. At the Annual Meeting, the shareholders voted on the following proposals, as described in the Company’s definitive proxy materials filed with the SEC on March 28, 2014.

As indicated in the Company’s proxy statement, holders of record of the Company’s Class A Common Stock at the close of business on March 21, 2014 (the record date fixed by the Board of Directors) were entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the record date, there were 2,174,912 shares of Class A Common Stock outstanding. However, as a result of protective provisions in the Company’s Certificate of Incorporation described in the proxy statement, the voting rights of two shareholders of the Company, FMR LLC (“FMR”), which beneficially owned 271,900 shares of Class A Common Stock on the record date, and GAMCO Investors, Inc. et. al. (“GAMCO”), which beneficially owned 731,347 shares of Class A Common Stock on the record date, were suspended and were not entitled to vote at the Annual Meeting. Accordingly, a total of 1,171,665 shares of Class A Common Stock were entitled to vote at the Annual Meeting, each of which was entitled to one vote on all matters.

The voting results from the Annual Meeting are as follows:

Proposal 1: The election of three persons, named in the proxy statement, to serve as directors for three-year terms. The following is a list of the directors elected at the Annual Meeting with the number of votes For and Withheld, as well as the number of Abstentions and Broker Non-Votes:

Name	For	Withheld	Broker Non-Votes
Avi Eden	783,600	21,396	139,769
Robert H. Simandl	521,574	283,422	139,769
Norman Yeung	802,547	2,449	139,769

Proposal 2: The ratification of the designation of Deloitte & Touche LLP to audit the Company’s books and accounts for 2014. This proposal was approved by the following votes:

For	Against	Abstentions
895,242	3,075	46,448

Proposal 3: Approval, on an advisory basis, of the executive compensation of the Company’s named executive officers as described in the proxy statement. This proposal was approved by the following votes:

For	Against	Abstentions	Broker Non-Votes
674,827	127,127	3,042	139,769

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2014	BEL FUSE INC.
(Registrant)

By:	/s/ Daniel Bernstein
Daniel Bernstein
President and Chief Executive Officer